EXHIBIT 4.6

NEITHER THIS WARRANT (NOR THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF, EXCEPT AS PROVIDED FOR HEREIN) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, AS AMENDED, OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND THE HOLDER OF THIS WARRANT REPRESENTS AND WARRANTS THAT THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RELEASE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SALE, ASSIGNMENT, TRANSFER, GIFT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH WARRANT OR SHARES MAY BE MADE (i) EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND (ii) UNLESS (A) SUCH WARRANT OR SHARES ARE COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) AN EXEMPTION FROM SUCH A REGISTRATION IS AVAILABLE.

Warrant No. 2

WARRANT to Purchase Common Stock of
NMI HOLDINGS, INC.

Date: April 24, 2012

This certifies that, for value received, MAC Financial Ltd. is entitled, at any time and from time to time, beginning on the date hereof until 5:00 P.M., New York City time, on the Expiration Date (the “Warrant Exercise Period”) to purchase from NMI Holdings, Inc., a Delaware corporation, and any successor thereto (the “Company”), up to 678,295 Warrant Shares at the Exercise Price on the terms and conditions and pursuant to the provisions hereinafter provided. This Warrant is issued pursuant to Section 2.1(a) of the Purchase Agreement (as defined below) as partial consideration for the sale of the Purchased Shares (as defined in the Purchase Agreement).

1. Definitions. The terms defined in this Section 1, whenever used in this Warrant, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

“Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banks in the Commonwealth of Virginia or the State of New York are open for business.

“Commission” means the Securities and Exchange Commission or any other governmental body then administering the Securities Act.

EXHIBIT 4.6

“Common Stock” means common stock, par value $0.01 per share, of the Company.

“date hereof”, “date of original issuance of this Warrant” and similar references mean the date identified on the first page of this Warrant.

“Exercise Price” means $10.00 per Warrant Share. “Expiration Date” means April 24, 2022.

“Fair Market Value” means the fair market value of a share of Common Stock as of a particular date, as determined in accordance with the following:

(i) if the Common Stock is listed or admitted for trading on a national securities exchange, the average of the closing prices of the Common Stock for the five consecutive trading days immediately prior to (but excluding) the date in question; or

(ii) if the foregoing clause (i) does not apply and the Common Stock is traded on the OTC Bulletin Board, the average of the closing prices of the Common Stock for the five consecutive trading days immediately prior to (but excluding) the date in question; or

(iii) if the foregoing clauses (i) and (ii) do not apply and the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets”, the average of the closing prices of the Common Stock for the five consecutive trading days immediately prior to (but excluding) the date in question; or

(iv) if the foregoing clauses (i), (ii) and (iii) do not apply and actual transactions in the Common Stock are reported through The PORTAL Market, which is operated by the Nasdaq Stock Market, Inc., or through the FBR PLUS System, which is operated by FBR Capital Markets & Co., the last sale price of the Common Stock on such market or system immediately prior to (but excluding) the date in question (provided such last sale price was not on a trading day in excess of 10 trading days prior to the date in question); or

(v) if the Fair Market Value cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Fair Market Value of the Common Stock on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of the Common Stock under this clause (v), then such dispute shall be resolved pursuant to Section 16.

All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Form of Assignment” means the warrant assignment form attached to this Warrant as Exhibit B.

“Form of Subscription” means the exercise subscription form attached to this Warrant as Exhibit A.

“Holder” means a holder of this Warrant.

EXHIBIT 4.6

“Purchase Agreement” means that certain Stock Purchase Agreement, dated as of November 30, 2011, by and between the Company and MAC Financial Ltd.

“Registrable Securities” means this Warrant and the Warrant Shares issuable under this Warrant. Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by MAC Financial Ltd. or they are sold) until (a) they are sold pursuant to an effective registration statement under the Securities Act or (b) they shall have otherwise been transferred (including pursuant to Rule 144 under the Securities Act) and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the holder thereof shall exist.

“Rights to Purchase Voting Securities” means options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or securities of the Company that are convertible or exchangeable (whether presently convertible or exchangeable or not) into or exercisable (whether presently exercisable or not) for Voting Securities but, for the avoidance of doubt, not including a stockholders rights plan.

“Securities Act” means the Securities Act of 1933 (including any rules and regulations promulgated thereunder), as the same shall be amended and in effect from time to time.

“Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having power generally to vote in the election of directors.

“Warrant” means this warrant and each warrant issued in replacement of or substitution therefor in accordance herewith or therewith, whether as a result of transfer, division or combination.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant, including, at any time, any shares that have already been issued as a result of the exercise of this Warrant.

2. Exercise of Warrant; Manner of Exercise.

(a) Exercise of Warrant. Subject to the terms of this Warrant, including the transfer restrictions at the beginning of this Warrant, the Holder shall be entitled to exercise this Warrant, in whole or in part, subject to Section 2(d), on any Business Day (each, an “Exercise Date”) during the Warrant Exercise Period to, purchase up to the number of Warrant Shares set forth in the first paragraph of this Warrant at the Exercise Price, subject to all adjustments made on or prior to the date of exercise hereof as herein provided; provided that the Holder shall not be entitled to exercise any portion of this Warrant prior to the receipt of any required regulatory approvals or consents to the extent required. To exercise this Warrant, the Holder shall provide notice to the Company of such Exercise Date at least two Business Days prior to such Exercise Date, which notice requirement may be waived by the Company in its sole discretion (except that if the Holder has elected to receive payment of the Exercise Price as provided in Section 2(b)(i) below and the Holder and the Company have implemented or intend to implement the

EXHIBIT 4.6

procedures set forth in Section 16 hereof to resolve a dispute over the Fair Market Value of the Common Stock , the notice period shall be 45 calendar days).

(b) Method of Exercise; Payment of Exercise Price. In order to exercise this Warrant, the Holder hereof must surrender this Warrant to the Company, with the Form of Subscription duly executed. With respect to payment of the Exercise Price, the Holder shall have two options: (i) having the Company withhold, from the Warrant Shares that would otherwise be delivered to the Holder upon such exercise, Warrant Shares issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the last Business Day prior to such exercise equal to the aggregate Exercise Price that would otherwise be payable by the Holder upon such exercise or (ii) payment in full of the Exercise Price then in effect for the Warrant Shares as to which this Warrant is submitted for exercise. Any such payment of the Exercise Price pursuant to clause (ii) above shall be payable in cash or other same-day funds. Upon the surrender of this Warrant following one or more partial exercises, unless this Warrant has expired, a new Warrant of the same tenor representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, shall promptly be issued and delivered to the Holder. In the event of exercise of this Warrant, the Company shall promptly thereafter, (1) deliver the Warrant Shares issuable upon such exercise in book-entry form through the facilities of The Depositary Trust Company at the Company’s expense to the Holder or its designee or (2) execute and deliver to the Holder a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise registered in the name of the Holder or its designee and, unless otherwise specified in such notice, one certificate representing the aggregate number of Warrant Shares issued upon such exercise shall be so delivered. Such Warrant Shares shall be free of restrictive legends unless (A) a registration statement covering the resale of the Warrant Shares by the Holder is not then effective and (B) the Warrant Shares are not eligible for sale pursuant to Rule 144 under the Securities Act, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares and without volume or manner-of-sale restrictions.

(c) Effectiveness of Exercise. This Warrant shall be deemed to have been exercised and such Warrant Shares shall be deemed to have been issued and delivered, and the Holder or any other person so designated to be named shall be deemed to have become a holder of record of such shares for all purposes immediately prior to the close of business on the Business Day on which (i) the Company shall have received a duly executed Form of Subscription and (ii) the Company shall have received payment of the Exercise Price in respect of the Warrant Shares being purchased (including payment in the form of a “cashless exercise” in accordance with Section 2(b)).

(d) Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. Instead, the Company shall pay to the Holder, in lieu of issuing any fractional share, a sum in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock, as determined by the Company’s chief executive officer, chief financial officer or board of directors, on the Business Day or, if applicable, trading day immediately prior to the date of exercise.

EXHIBIT 4.6

(e) Payment of Taxes, etc. The Company shall pay all expenses in connection with, and governmental charges that may be imposed in respect of, the issuance or delivery thereof. The Holder shall pay all income, franchise and transfer taxes (other than any issuance taxes, which shall be paid by the Company) in connection with such issuance and delivery. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Warrant Shares in any name other than that of the registered Holder of this Warrant (or any Affiliate thereof), and in such case the Company shall not be required to issue or deliver any stock certificate, if any, until such tax or other charge has been paid or it has been established to the Company’s reasonable satisfaction that no such tax or other charge is due.

3. Expiration of Warrant. This Warrant shall expire at, and shall no longer be exercisable after, 5:00 p.m., New York City time, on the Expiration Date.

4. Transfer, Division and Combination.

(a) Subject to the transfer restrictions set forth on the cover of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part (but not in denominations such that a replacement Warrant is exercisable for a non-integral number of Warrant Shares), on the books of the Company to be maintained for such purpose, upon surrender of this Warrant to the Company, together with the Form of Assignment (in whole or in part) of this Warrant duly executed by the Holder or its agent or attorney. Upon such surrender, the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees (including, if such assignment is only a partial assignment by the Holder, in the name of the Holder), and each such warrant shall be identical in form and substance (including its date) to this Warrant except for the warrant number (which shall be as determined by the Company), the name of the named holder of the warrant (if an assignee of the Holder), and the actual number of Warrant Shares (each of which shall be as specified by the Holder), and this Warrant shall promptly be canceled.

(b) This Warrant may be divided or combined with other Warrants upon surrender of this Warrant (and thereof, in the case of combination) to the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the preceding paragraph as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new warrant or warrants in exchange for the warrant or warrants to be divided or combined in accordance with such notice. Each such new warrant issued shall be issued in a denomination representing an integral number of Warrant Shares as of the date of issuance of the new warrant (except if this Warrant represents a non-integral number of Warrant Shares, then one new warrant may e issued for a non-integral number of Warrant Shares).

(c) The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of Warrants under this Section 4. The Holder shall pay all taxes (other than any issuance taxes, which shall be paid by the Company) in connection with such issuance and delivery.

EXHIBIT 4.6

(d) The Company agrees to maintain books for the registration and transfer of the Warrant.

(e) Any Warrant issued in replacement of this Warrant, or as a result of combination, division, transfer or partial exercise, shall bear the legend set forth on the cover of this Warrant.

5. Anti-Dilution Adjustments. The Exercise Price and the number of Warrant Shares as to which this Warrant may be exercised are subject to adjustment from time to time upon the occurrence of the events set forth in this Section 5.

(a) Adjustment for Change in Capital Stock.

During the Warrant Exercise Period, if the Company (1) pays a dividend or makes a distribution on its Common Stock, in either case, in shares of capital stock; (2) forward splits or subdivides its outstanding Common Stock into a greater number of Shares; or (3) reverse splits or combines its outstanding Common Stock into a small number of Shares; then (x) the Warrant will become exercisable for the aggregate number and kind of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Warrant had been exercised immediately prior to such action and (y) the Exercise Price in effect immediately prior to such action shall be proportionately adjusted.

An adjustment made pursuant to this Section 5(a) shall become effective on the effective date of an event referred to in clauses (1), (2) and (3) above, retroactive to the record date (if any) for such event.

If, after an adjustment, the Holder of the Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board shall determine in good faith the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Warrant Shares in this Section.

Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Adjustment for Rights Issue. During the Warrant Exercise Period, if the Company distributes (other than in a transaction referred to in Section 5(a)) any rights, options or warrants to all holders of its Common Stock entitling them to purchase Common Stock at a price per share which, together with the consideration (if any) paid to the Company for such right, option or warrant, is less than the Exercise Price in effect as of the record date established for such distribution, the Exercise Price shall be adjusted in accordance with the formula:

			O	+	N	x	P
E	' = E	x			E
O + N

where:

EXHIBIT 4.6

E’ E	= =	the adjusted Exercise Price. the Exercise Price in effect as of the record date established for such distribution
O	=	the number of Shares outstanding on the record date on a fully-diluted basis.
N	=	the number of Shares issuable upon exercise of such rights, options or warrants.
P	=

the exercise price per Share of the Shares issuable upon exercise of such rights, options or warrants plus the aggregate consideration received in respect of such rights, options or warrants for each Share issuable upon exercise of such rights, options or warrants.

Simultaneously with any adjustment of the Exercise Price pursuant to this Section 5(b), the number of Warrant Shares purchaseable upon the exercise hereof shall be increased by multiplying the number of Warrant Shares purchaseable upon exercise hereof immediately prior to such adjustment by the fraction equal to E/ E’. An adjustment made pursuant to this Section 5(b) shall become effective when any such rights, options, or warrants are issued, retroactive to the record date for such issuance.

(c) Adjustment for Issuance of Shares.

(1) During the Warrant Exercise Period, if the Company, at any time and from time to time, issues or sells Common Stock for a consideration per share less than the Exercise Price then in effect as of the date the Company fixes the offering price of such additional shares, each Exercise Price shall be adjusted in accordance with the formula:

P
E	' = E	x	O	+	E
A

where:

E’    =    the adjusted Exercise Price.

E    =    the Exercise Price in effect immediately before such issuance.

O    =    the number of Shares outstanding on a fully-diluted basis immediately prior to the issuance of such additional Shares.

P    =    the aggregate consideration received for the issuance of such additional Shares.

A    =    the number of Shares outstanding on a fully-diluted basis immediately after the issuance of such additional Shares.

EXHIBIT 4.6

Simultaneously with any adjustment of the Exercise Price pursuant to this Section 5(c)(1), the number of Warrant Shares purchaseable upon the exercise hereof shall be increased by multiplying the number of Warrant Shares purchaseable upon exercise hereof immediately prior to such adjustment by the fraction equal to E/ E’. Adjustments pursuant to this Section 5(c)(1) shall be made successively whenever any such issuance is made and shall become effective immediately after such issuance. No adjustment shall be made under this Section 5(c)(1) upon the issuance of shares of Common Stock pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if an adjustment was made pursuant to Section 5(c)(2) in connection with the issuance of such Common Stock Equivalents.

(2) If the Company, at any time and from time to time, issues or sells any securities convertible into or exchange for, directly or indirectly, Common Stock (“Convertible Securities”) or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, “Common Stock Equivalents”), and the aggregate of the price per share for which shares of common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the “Aggregate Per Common Share Price”) shall be less than the Exercise price then in effect, or if, after any such issuance of Convertible Securities or Common Stock Equivalents, the price per share for which shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall make the Aggregate Per Common Share Price less than the Exercise Price in effect at the time of such amendment or adjustment, then the Exercise Price then in effect shall be adjusted pursuant to the formula set forth in Section 5(c)(1) above assuming that all shares of Common Stock have been issued pursuant to the Convertible Securities or Common Stock Equivalents for a purchase price equal to the Aggregate Per Common Share Price.

Simultaneously with any adjustment of the Exercise Price pursuant to this Section 5(c)(2), the number of Warrant Shares purchaseable upon the exercise hereof shall be increased by multiplying the number of Warrant Shares purchaseable upon exercise hereof immediately prior to such adjustment by the fraction equal to E/ E’. Adjustments pursuant to this Section 5(c)(2) shall be made successively whenever any such issuance is made and shall become effective immediately after such issuance.

Sections 5(b) and 5(c) do not apply to:

(1) any of the transactions described in subsection (a) of this Section 5;

(2) the exercise of warrants, or the conversion or exchange of other securities convertible or exchangeable for Shares, which warrants or other securities are outstanding on the date hereof;

(3) Shares issued to (x) shareholders of any person that merges with or into the Company, or with or into a subsidiary of the Company, in proportion to the stock holdings of such person immediately prior to such merger, upon such merger or (y) to any person in exchange for assets sold by such person to the Company;

EXHIBIT 4.6

(4) Shares of Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting in an aggregate offering amount of at least $50,000,000; or

(5) Shares of Common Stock issuable to employees, directors or consultants of the Company under or pursuant to bona fide compensation plans approved by either the board of directors or stockholders of the Company.

(d) Consideration Received, Occurrence of Transactions. For purposes of any computation respecting consideration received pursuant to Section 5(c), the following shall apply:

(1) In the case of the issuance of Common Stock or Common Stock Equivalents for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any underwriting commissions or discounts incurred by the Company for any underwriting of the issue;

(2) in the case of the issuance of Common Stock or Common Stock Equivalents for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof, as determined in good faith by the board of directors of the Company;

For the purpose of any adjustment made pursuant to this Section 5, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(e) When De Minimis Adjustment May be Deferred. No adjustment of the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1.00% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(f) Notice of Pending and Actual Adjustments. The Company shall give notice to the Holder at least five Business Days prior to the date of any event that will cause any adjustment to the Exercise Price and, if such event is a dividend or other event as to which a record date for the holders of Common Stock is established, at least five Business Days prior to any such record date. Whenever any Exercise Price is adjusted, the Company, at its own expense, shall as promptly as reasonably practicable cause its Chief Financial Officer (or similar officer) to compute such adjustment and prepare a certificate setting forth such adjustment (including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant, as applicable), setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment. As promptly as reasonably practicable (but in no event more than 10 days) after each such adjustment, the Company shall give a copy of such certificate by certified mail to the Holder.

(g) When Adjustment Not Required. If the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution,

EXHIBIT 4.6

subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(h) Superseding Adjustment. If at any time after an adjustment of the Exercise Price and/or Warrant shares shall have been made pursuant to Section 5(b) and the options, warrants or rights shall expire, or the right of exercise in respect of a portion of such securities shall expire, then to the extent that such options, warrants or rights shall have not been exercised, a recomputation shall be made of the effect of such options, warrants or rights on the basis of the issuance of only the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange and for the consideration actually received and receivable therefor; and if and to the extent called for by the foregoing provisions of this Section on the basis aforesaid, a new adjustment shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

(i) Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization or reclassification of outstanding shares of Common Stock, or any consolidation or merger of the Company with or into another entity, or the sale of all or substantially all of the Company’s assets to another entity (an “Extraordinary Transaction”) shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange therefor, then, as a condition of such Extraordinary Transaction, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right upon the terms and conditions specified in this Warrant to receive, in lieu of Warrant Shares upon the payment of the Exercise Price, solely such cash, stock, securities or assets as would have been issued or payable with respect to or in exchange for Warrant Shares pursuant to the terms hereof had the Holder exercised the Warrant in full immediately prior to the effective date of such Extraordinary Transaction, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be possible and pertinent, in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof, and appropriate adjustment shall be made to determine and provide for the price per Warrant Share, shares of stock or other security or asset deliverable hereunder, as well as the number of Warrant Shares, shares of stock or other securities, or the amount of assets, deliverable hereunder. In the event that in such Extraordinary Transaction holders of shares of Common Stock are entitled to elect to receive differing forms of consideration, the consideration that the Holder shall be entitled to receive upon payment of the Exercise Price shall be the kind and amount of consideration received by a majority of shares of Common Stock in such Extraordinary Transaction.

6. Reservation and Authorization. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Common Stock which shall be so issuable, when issued upon exercise of this Warrant, shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions (other than encumbrances or restrictions imposed by this Warrant or Warrants issued in connection with divisions, combinations, transfers or replacements of this Warrant, and not including any liens

EXHIBIT 4.6

granted by the Holder of this Warrant) and requirements of federal and state securities laws respecting restrictions on the subsequent transfer thereof.

7. Registration. If at any time the Company registers or intends to register shares of Common Stock, Rights to Purchase Voting Securities or any other securities convertible, exchangeable or exercisable for shares of Voting Securities on a registration statement under the Securities Act, or grants any demand or piggyback registration rights to any other holder of shares of Common Stock, Rights to Purchase Voting Securities or any other securities convertible, exchangeable or exercisable for shares of Voting Securities, the Company shall offer to the Holder of this Warrant to register the Registrable Securities of such Holder on no less favorable terms and conditions and/or enter into an agreement on customary terms and conditions with the Holder of this Warrant granting to such Holder pari passu registration rights with other holders of Common Stock with respect to the Registrable Securities of such Holder, as applicable.

8. Warrant Holder.

(a) No Stockholder Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder any voting rights or any other rights as a stockholder of the Company (except to the extent that this Warrant has been duly exercised or such Holder otherwise owns any Warrant Shares) or as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

(b) Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company or by anyone else.

9. Taking of Record; Stock and Warrant Transfer Books. In case of all dividends or other distributions by the Company to the holders of its Common Stock, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant.

10. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to it, and in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new warrant of like tenor and date.

11. Office of the Company. As long as this Warrant remains outstanding and subject to the following sentence, the Company shall maintain an office or agent at a location notice of which shall have been furnished to the Holder in writing where this Warrant may be

EXHIBIT 4.6

presented for exercise, registration, transfer, division or combination as in this Warrant provided. Such office or agent shall be maintained at said address unless and until the Company shall designate and maintain another office or agent for such purposes and give written notice thereof to the Holder in accordance with Section 12.

12. Notices Generally. No notice or other communication shall be deemed given hereunder unless sent in any of the manners, and to the persons, specified in this Section 12. All notices and other communications hereunder will be in writing and will be deemed given (a) upon receipt if delivered personally, mailed by registered or certified mail, or sent by overnight courier or (b) upon dispatch if transmitted by facsimile, in any case to the Holder at the Holder’s last known address appearing on the books of the Company or to the Company at the following address (or at such other address for a party as specified in such a notice):

If to the Company to:

NMI Holdings, Inc.
c/o FBR & Co.
1001 19th Street North, 11th Floor
Arlington, VA 22209
Attention: John M. Sherwood
Facsimile: (703) 312-9588 with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019-6150
Attention: David E. Shapiro
Facsimile: (212) 403-2314
Attention: Alison M. Zieske
Facsimile: (212) 403-2107

If to the Holder to:

MAC Financial Ltd.
c/o Skadden, Arps, Slate Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Attention: Peter C. Krupp
Facsimile: (312) 402-8513

13. Removal of Legend. The Holder may surrender this Warrant or certificates evidencing Warrant Shares, if any, to the Company, which shall exchange such certificate for a certificate without the legend which appears on this Warrant; provided that the Holder has delivered evidence reasonably acceptable to the Company to the effect that this Warrant or the Warrant Shares, as the case may be, represented by this certificate are freely transferable under the Securities Act, as the case may be.

EXHIBIT 4.6

14. Survival. All covenants and agreements of the Company, and all rights and duties of the Holder from time to time of this Warrant or any Common Stock issued pursuant to exercise of this Warrant (other than the right to receive Common Stock in exchange for this Warrant), shall be deemed to survive any surrender hereof to the Company upon exercise hereof by the Holder as contemplated by Section 2 or expiration of the right of the Holder to exercise any unexercised balance hereof on the Warrant Expiration Date.

15. Certain Warrants Deemed Not Outstanding; Warrant Stock in Calls. For the purposes of determining whether the Holder entitled to purchase a requisite number of Warrant Shares at any time has taken any action, any Warrants owned by the Company shall be deemed not to be outstanding.

16. Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the Fair Market Value or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two business days of receipt of the Form of Subscription giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Warrant Price, Fair Market Value or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within two business days submit via facsimile (a) the disputed determination of the Warrant Price or the Fair Market Value to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

17. Governing Law. This Warrant and all rights arising hereunder shall be governed by the internal laws of the State of Delaware.

[Remainder of page left intentionally blank.]

EXHIBIT 4.6

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued by its officers thereunto duly authorized as of the date first written above.

NMI HOLDINGS, INC.

By: /s/ Bradley M. Shuster
Name: Bradley M. Shuster
Title: President and Chief Executive Officer

EXHIBIT 4.6

Exhibit A

FORM OF SUBSCRIPTION

(to be signed only upon payment of the Exercise Price pursuant to the Warrant)

To the Company:

1. The undersigned, the holder of the within Warrant, hereby irrevocably elects to purchase shares of Common Stock pursuant to the terms of the Warrant.

2. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check applicable ones):

a “Cash Exercise” with respect to      Warrant Shares; and/or

a “Cashless Exercise” with respect to      Warrant Shares.

3. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the aggregate Exercise Price in the sum of $ to the Company in accordance with the terms of the Warrant.

4. Delivery of Warrant Shares. The Company shall deliver to the Holder, or its designee or agent as specified below, Warrant Shares in book-entry form through the facilities of The Depositary Trust Company or certificate form in accordance with the terms of the Warrant.

The undersigned represents (a) that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Common Stock; and (b) that it can bear the economic risk of its investment in the Common Stock and can afford to lose its entire investment in the Common Stock. The undersigned agrees that the Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such act.

The undersigned represents that it has tendered payment for such shares of Common Stock to the Company in the form indicated above.

If the number of shares of Common Stock purchased is less than all of the Warrant Shares evidenced hereby, and the undersigned is surrendering the Warrant in connection with the exercise hereof, the undersigned requests that a new Warrant representing the remaining shares of Common Stock subject to the Warrant be issued and delivered to the undersigned.

EXHIBIT 4.6

If the original Warrant is not surrendered in connection with the exercise hereof: (a) the undersigned represents that it has not sold, assigned, pledged, transferred, hypothecated, or otherwise disposed of the original Warrant or any interest therein or represented thereby and hereby agrees to fully and forever indemnify and hold harmless the Company and each of its successors, assigns and affiliates from any loss, cost, damages or expense (including reasonable attorneys’ fees) of any kind or nature whatsoever it may hereinafter suffer or incur in connection with or as a result of the undersigned’s failure to surrender the original Warrant in connection with such exercise; and (b) the undersigned will as promptly as reasonably practicable after the delivery of this Subscription to the Company (and in any event within five Business Days), deliver, or cause to be delivered, the original Warrant to the Company.

DATED:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

EXHIBIT 4.6

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the attached Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant unto:

Name of Assignee		Address

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

[Holder]

By:
Name:
Title: